EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned Chairman of the Board and Chief Executive Officer and Vice President of Finance and Treasurer of Knape & Vogt Manufacturing Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge:

(1)	The Annual Report on Form 10-K/A for the fiscal year ended July 2, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and

(2)	The information contained in the Annual Report on Form 10-K/A for the fiscal year ended July 2, 2005 fairly presents, in all material respects, the financial condition and results of operations of Knape & Vogt Manufacturing Company.

Dated: October 28, 2005

/s/ William R. Dutmers
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William R. Dutmers
Chairman of the Board and
Chief Executive Officer

/s/ Leslie J. Cummings
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Leslie J. Cummings
Vice President of Finance and Treasurer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Knape & Vogt Manufacturing Company, and will be retained by Knape & Vogt Manufacturing Company, and furnished to the Securities and Exchange Commission or its staff upon request.